                                                                   Exhibit 10.33

                            CONTROL PATENT ASSIGNMENT

                                       AND

                             CROSS-LICENSE AGREEMENT

     This Control Patent Assignment and Cross-License Agreement ("Agreement") is made effective this 19th day of December, 2001 ("Effective Date") by and between Woodward Governor Company, a Delaware corporation having a principal place of business at 5001 N. Second Street, Rockford, Illinois 61125 USA (hereinafter referred to as "WGC") and Catalytica Energy Systems, Inc., a Delaware corporation having a principal place of business at 430 Ferguson Drive, Mountain View, California 94043-5272 (hereinafter referred to as "CESI").

     WHEREAS WGC is the owner of and has the right to assign or grant licenses to certain patents and patent applications relating to control technology applicable to catalytic combustion for gas turbine engines;

     WHEREAS WGC desires to assign the 793 Patent as defined herein and to grant CESI certain exclusive and non-exclusive rights with respect to certain other WGC patents;

     WHEREAS CESI is the owner of and has the right to grant licenses to certain patent applications relating to control technology applicable to catalytic combustion for gas turbine engines; and

     WHEREAS CESI desires to grant WGC certain non-exclusive rights with respect to CESI's patents;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter expressed, the parties agree as follows:


     1. DEFINITIONS

          1.1 "793 Patent" means U.S. Patent No. 6,095,793, and all United States patent applications and foreign patent applications claiming priority from that patent, all patents issuing on any of the foregoing, and all divisions, continuations, renewals, reissues, reexaminations, and extensions of any of the foregoing owned by WGC or under which WGC has the right to grant licenses.

          1.2 "CESI Improvement Patents" means any patents owned or controlled by CESI covering Improvements.

          1.3 "CESI Patents" means all United States patents and foreign patents that CESI owns or under which CESI has the right to grant licenses during the term of this Agreement that contain inventions useful for control technology applicable to catalytic combustion for gas turbine engines. A list setting forth CESI Patents issued as of the Effective Date and pending patent applications (which if issued would be expected by CESI to become CESI Patents within the scope of this definition) is attached hereto as Exhibit D.
                                                           ---------

          1.4 "Field" means (a) gas turbine engines equipped with one or more Xonon Systems, and (b) control systems for such gas turbine engines.

          1.5 "Improvements" means any and all improvements, modifications, enhancements, and refinements, whether patentable or unpatentable, in control technology for catalytic combustion for gas turbine engines.

          1.6 "Payment and Royalty Termination Date" means 11:59pm Central Time on December 31, 2014.

          1.7 "Sales" means all amounts invoiced on sales of WGC Control Systems not used primarily for developmental, research or test purposes.

          1.8 "WGC Control System" means a WGC-provided control system for a Xonon System.

          1.9 "WGC Improvement Patents" means any patents owned or controlled by WGC covering Improvements.

          1.10 "WGC Patents" means all United States patents and foreign patents, excluding the 793 Patent, that WGC owns or under which WGC has the right to grant licenses during the term of this Agreement that cover inventions in control technology applicable to catalytic combustion for gas turbine engines that would be infringed by the practice of the inventions of the 793 Patent or WGC Improvement Patents.

          1.11 "Xonon Control System" means a control system for a Xonon System-equipped gas turbine that, but for the license grant herein, would otherwise infringe a valid enforceable claim of the 793 Patent or WGC Improvement Patents.

          1.12 "Xonon System" means a CESI catalytic combustion system for a gas turbine engine.

     2. ASSIGNMENT AND LICENSE GRANT TO CESI

          2.1  793 Patent. WGC hereby assigns to CESI the entire right, title
               ----------
and interest in and to the 793 Patent. WGC has executed the short-form assignment document attached hereto as Exhibit B, which CESI may file with the
                                       ---------
United States Patent and Trademark Office to record the assignment. WGC agrees to execute customary assignment forms in order for CESI to record the assignment of pending foreign applications of the 793 Patent in the applicable foreign jurisdictions at CESI's request. WGC has listed on Exhibit C all payments required to be made,
                                     ---------
documents required to be submitted and all other actions required to be taken within the 60-day period following the Effective Date in order to maintain the 793 Patent. WGC agrees to deliver promptly the attorney files for the 793 Patent to the attorney or agent designated by CESI at CESI's request.

          2.2 WGC Improvement Patents. Subject to the qualifications and
              -----------------------
reservations set forth herein, WGC hereby grants CESI a worldwide, exclusive, perpetual, irrevocable license, with rights to sub-license as herein set forth, under the WGC Improvement Patents to practice the methods described therein and to make, use, import, offer for sale and sell products in the Field. The worldwide exclusive, perpetual, irrevocable license of the previous sentence includes a non-exclusive license, with rights to sub-license as herein set forth, under any WGC Patents, limited to the extent that the WGC Patent would be infringed by operation under the grant in the previous sentence or operation under the 793 Patent in the Field. WGC reserves the right under the WGC Improvement Patents to make, use, import, offer for sale, and sell, WGC Control Systems.

          2.3 Payments to WGC. CESI shall make payments to WGC in accordance
              ---------------
with the XONON MODULE PAYMENT TERMS attached hereto as Exhibit A. Such payments
                                                       ---------
are consideration for the assignment of the 793 Patent and for information shared and assistance rendered to CESI prior to the Effective Date pertaining to control systems. CESI and WGC agree that the payments shall continue at the rate set forth in the XONON MODULE PAYMENT TERMS irrespective of whether a WGC patent application issues that becomes a WGC Improvement Patent or whether the 793 Patent or any patent assigned to CESI hereunder is declared invalid. CESI's payment obligations commence upon the Effective Date of this Agreement and will terminate on the Payment and Royalty Termination Date, or until the cumulative payments, royalties, license fees and license royalties and sub-license fees and sub-license royalties paid to WGC hereunder total US $15,000,000 (Fifteen Million US Dollars), whichever occurs first.

          2.4 License and Sub-Licenses. CESI may grant sub-licenses under
              ------------------------
Section 2.2 only as described in this Section 2.4. Prior to granting a sub-license under Section 2.2 or a license under the 793 Patent to gas turbine manufacturers and third party controls systems manufacturers for the sole purpose of such sub-licensees or licensees developing, manufacturing, selling, offering for sale, using, importing or servicing a control system for Xonon-equipped gas turbines (each such sub-license or license, a "Control System License," and each such sub-licensee or licensee, a "Control System Licensee"), CESI shall first use reasonable efforts to make the potential Control System Licensee aware of the benefits of purchasing such controls systems from WGC. Each Control System License must be subject to the following conditions:

               2.4.1 the Control System Licensee may not sub-license any rights granted under a Control System License to this Agreement; and

               2.4.2 the Control System License will only apply to control systems, or components thereof, for use with Xonon Systems.

          2.5 Nomination Process. Prior to granting a Control System License to
              ------------------
any third party control systems manufacturer:

               2.5.1 CESI shall provide WGC with a letter from a gas turbine manufacturer nominating that third party control systems manufacturer to provide controls systems for that gas turbine manufacturer; and

               2.5.2 such Control System License will only apply to controls systems provided by the nominated third party controls systems manufacturer to that gas turbine manufacturer.

          2.6 Control System License Fees. For each gas turbine manufacturer and
              ---------------------------
third party controls systems manufacturer to whom CESI grants a Control System License, CESI will pay to WGC the sum of US $50,000 (Fifty Thousand US Dollars) upon the execution of that Control System License, plus a running payment of US $3,000 for each sale of a Xonon Control System under license. For the avoidance of doubt, where CESI has paid the US $50,000 Control System License fee for a particular gas turbine manufacturer or third party controls systems, no further license or sub-license fees will be required for additional Control System Licenses granted to that particular gas turbine manufacturer or third party controls systems manufacturer or to its affiliates, but running payments will continue to apply for such additional Control System Licenses.

          2.7 Notification. WGC shall notify CESI when a WGC Patent issues which
              ------------
would be expected by WGC to become a WGC Improvement Patent. The notification shall occur within 2 months after a patent issues.

     3. GRANT TO WGC.

          3.1 CESI Patents and CESI Improvement Patents. Subject to the
              -----------------------------------------
qualifications and reservations set forth herein, CESI hereby grants WGC a worldwide, non-exclusive, perpetual, irrevocable license, with rights to sub-license as herein set forth, under the CESI Patents and CESI Improvement Patents to practice the methods described therein and to make, use, import, offer for sale and sell products in the Field.

          3.2 793 Patent. CESI hereby grants WGC a worldwide, non-exclusive,
              ----------
royalty-free, perpetual, irrevocable license, with rights to sub-license as herein set forth, under the 793 Patent to practice the methods described therein and to make, use, import, offer for sale and sell products in the Field. If CESI decides not to pay maintenance fees for the 793 Patent, CESI shall notify WGC and offer WGC the option of paying such maintenance fees on CESI's behalf prior to the time such fees are due. In the event WGC elects to exercise such option and pays such maintenance fees, the amount of such fees paid by WGC will be counted towards WGC's US $2.0 million payment cap to CESI described in Section
3.3 below.

          3.3 Payments to CESI.
              ----------------

               3.3.1 In consideration for information shared and assistance rendered to WGC prior to the Effective Date pertaining to catalytic combustion, the licenses granted herein, and other consideration, the receipt and sufficiency of which is hereby acknowledged, WGC shall make payments to CESI calculated on the basis of an amount equal to one percent of the Sales of WGC Control Systems installed in conjunction with the installation of XONON catalytic modules for both new and retrofit turbines. Such payments will apply from the Effective Date of this Agreement through the Payment and Royalty Termination Date, or until CESI has received total payments of US $2.0 million (Two Million US Dollars), whichever occurs first.

               3.3.2 Payments accrue when a WGC Control System is sold by WGC to a third party. A WGC Control System is deemed sold at the earliest of: the time of first invoicing, or if not invoiced, at the time of first shipment, delivery or other transfer to a third party, or the time when first put to use controlling a gas turbine on an end user site.

               3.3.3 Payments are due on a quarterly basis, except that the first payment period commences on the Effective Date and will conclude at the end of the current calendar quarter, (each such payment period, a "Quarter"). The payments due in relation to each payment period will be due and payable within forty-five (45) days from the conclusion of each payment period.

          3.4 Statements. WGC agrees to furnish a written report to CESI with
              ----------
each payment setting forth the number of WGC Control Systems sold during the preceding Quarter and the payments due thereon.

          3.5 Audit. WGC agrees to keep accurate records documenting the
              -----
manufacture and sale of products so that the payments payable under the provisions of this Agreement may be determined. WGC also agrees to permit its records to be examined from time to time until one (1) year after the expiration of its obligation to make payments, at the sole expense of CESI, by a recognized Certified Public Accountant firm reasonably acceptable to WGC. The examination period should be at reasonable intervals, during business hours, to the extent necessary to verify the reports and payment required hereunder. The records shall be kept for a period of 5 years from the date of the transactions described herein.

          3.6 Notification. CESI shall notify WGC when a CESI patent issues
              ------------
which would be expected by CESI to become a CESI Improvement Patent. The notification shall occur within 2 months after a patent issues.

     4. CONFIDENTIALITY

          4.1 Confidential Information. During the Term, and for a period of ten
              ------------------------
years thereafter, except as provided herein, each party shall maintain in confidence, and shall not use for any purpose or disclose to any third party, information disclosed by the other party in writing and marked "Confidential" or that is disclosed orally and confirmed in writing as confidential within forty-five (45) days following such disclosure (collectively, "Confidential Information"). Each party may disclose the other's Confidential Information to employees or agents requiring access thereto solely for purposes of performing such party's obligations or exercising its rights granted under this Agreement; provided that prior to making such disclosures, each such employee or agent shall be apprised of the duty and obligation to maintain Confidential Information in confidence and not to use such information for any purpose other than in accordance with the terms and conditions of this Agreement. As required, each party agrees to take all steps necessary to ensure that its affiliates, employees and associates will comply with the confidentiality terms and conditions of this Section 4.

          4.2 Exceptions. Confidential Information shall not include information
              ----------
that the receiving party shows by competent written proof:

          (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

          (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party by the other party;

          (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

          (iv) was disclosed to the receiving party, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing party not to disclose such information to others;

          (v) was approved for release by written authorization of the disclosing party; or

          (vi) is independently developed by employees or contractors of the receiving party or any of its affiliates without using any of the other party's Confidential Information.

          4.3 Permitted Usage. The receiving party may disclose Confidential
              ---------------
Information of the disclosing party solely to the extent such disclosure (i) is necessary within the scope of a license or sub-license permitted hereunder, or
(ii) is required by applicable law, regulation or valid order of a governmental agency or a court of competent jurisdiction; provided that if a party is required to make any such disclosure of the other party's Confidential Information, it will give reasonable advance written notice to the latter party of such required disclosure, will only make such disclosure as is required and will use its best efforts to secure, or to assist the other party in obtaining, a protective order or confidential treatment of such Confidential Information prior to its disclosure. Further, a party may disclose the existence and terms of this Agreement to existing or potential investors or acquirers or merger partners, or to professional advisors

(e.g., attorneys, accountants and prospective investment bankers) involved in such activities, for the limited purpose of evaluating such investment or transaction and under appropriate conditions of confidentiality.

          4.4 Confidential Terms. Except as expressly provided herein, each
              ------------------
party agrees not to disclose any financial terms of this Agreement to any third party without the consent of the other party, except as required by securities or other applicable laws, and, subject to reasonable conditions of confidentiality, to prospective and other investors, professional advisors and others with whom such party has or is considering a business relationship.

     5. COVENANT AND RELEASE OF CLAIMS.

          5.1 CESI and WGC mutually covenant that they will not initiate, directly or indirectly, any legal action or any proceeding before a patent office that seeks to contest the validity or that seeks to reduce the scope of protection of any patent covered by this Agreement.

          5.2 In order to allow CESI to exercise fully the licenses granted by WGC to CESI herein, WGC hereby releases CESI from any claims, in the past, present and future, arising out of or based upon CESI's exposure to any WGC non-patented or non-patentable technology, information or materials provided to CESI by WGC prior to the Effective Date, if any.

     6. WARRANTIES

          6.1 Authority. Each party warrants that it has the right to make the
              ---------
assignment and the license grants, as applicable, hereunder.

          6.2 Execution. Each party represents and warrants that all actions
              ---------
necessary for entering into this Agreement have been taken.

          6.3 Limitation. THE WARRANTIES PROVIDED IN THIS SECTION ARE LIMITED
              ----------
WARRANTIES AND THEY ARE THE ONLY WARRANTIES MADE BETWEEN THE PARTIES. NEITHER PARTY MAKES NOR RECEIVES ANY OTHER WARRANTY, EXPRESS OR IMPLIED, AND ALL WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXCLUDED. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, OR LOST PROFITS OR REVENUES, WHETHER IN CONTRACT OR IN TORT INCLUDING NEGLIGENCE, EVEN IF THE PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY ACKNOWLEDGES THAT THE FOREGOING WAIVER SERVES AS A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.

     7. INDEMNIFICATION.

     Each party ("Indemnifying Party") agrees to defend, indemnify and hold harmless the other party ("Indemnified Party") from all damages, losses, costs and expenses, including reasonable attorney's fees, arising out of any claims of such personal injury, death, property damage, promotion, marketing or modifications based on the use of products produced and sold by the Indemnifying Party, provided that the Indemnified Party gives the Indemnifying Party prompt written notice of and sole control over the defense and resolution of any such claims. The City of Glendale, California dispute that is ongoing as of the date of this Agreement is expressly excluded from this Section 7.

     8. TERMINATION

          8.1 Term. This Agreement will terminate upon the expiration of the
              ----
last to expire of the patents included within the license grants herein, unless sooner terminated as provided below.

          8.2 For Breach. Any breach by one of the parties of the obligations
              ----------
resulting from this Agreement, shall permit the other party to terminate this Agreement, such termination becoming effective sixty (60) days after notice by registered mail to the defaulting party; subject however, to the right of the defaulting party to cure said default within said sixty (60) day period.

          8.3 Covenant.
              --------

               8.3.1 Any breach by CESI of the covenant in Section 5.1 will immediately cause the license granted in Section 2.2 to become a non-exclusive license for the Field. All other rights and obligations shall remain the same. This Section 8.3.1 states CESI's sole liability and WGC's sole remedy for a breach by CESI of Section 5.1.

               8.3.2 Any breach by WGC of the covenant in Section 5.1 will immediately terminate WGC's right to sub-license the license granted in Section
3.1. All other rights and obligations shall remain the same. This Section 8.3.2 states WGC's sole liability and CESI's sole remedy for a breach by WGC of
Section 5.1.

          8.4 Effect of Termination. In the event of termination pursuant to
              ---------------------
Section 8.2, the following provisions will survive termination of this
Agreement: Sections 1, 2.3, 3.2, 3.3, 3.4, 3.5, 4, 5, 6, 7, 8.4, 10, 11, 12, 14,
15, 16, 17, 18 and 19, and any sub-license grants made prior to termination, provided the applicable fees continue to be paid under Section 2.6.

     9. PATENT INFRINGEMENT

          9.1 Notice. Each party shall promptly notify the other party of any
              ------
actual infringement of any patent of the other party licensed or assigned herein of which it becomes aware.

          9.2 Infringement of 793 Patent. In the event CESI becomes aware of
              --------------------------
infringement of the 793 Patent, CESI shall have sole discretion over whether and how

CESI deals with said infringement. If CESI decides not to initiate proceedings to prevent said infringement, CESI agrees to notify WGC. In the event that CESI decides not to initiate proceedings and WGC, in accordance with its business judgment, desires to initiate proceedings to prevent infringement of the 793 Patent, CESI and WGC agree to initiate proceedings and cooperate fully in any action at law at WGC's sole expense, and any recovery with respect to such WGC-initiated proceedings shall first be distributed to WGC to reimburse its fees and expenses, with any remaining recovery distributed to both parties equally.

     10. ASSIGNMENT

     A party may assign this Agreement in connection with its merger, reorganization or sale of all or substantially all of its equity or assets relating to this Agreement. Otherwise, neither party may assign this Agreement without the prior written consent of the other party.

     11. NOTICES

     All notices required pursuant to, or in operation hereunder, and any notice that shall affect the rights or relationships of the parties hereto under this Agreement, shall be in writing and shall be given by mailing the same by registered mail:

         If to CESI, to:

         Patrick T. Conroy
         Senior Vice President
         Catalytica Energy Systems, Inc.
         430 Ferguson Drive
         Mountain View, CA 94043-5272 USA

         If to WGC, to:

         Stephen P. Carter
         Vice President, Chief Financial Officer and Treasurer
         Woodward Governor Company
         5001 N. Second Street
         Rockford, IL 61125 USA

         With a copy to:

         Robert Reuterfors
         General Counsel
         Woodward Governor Company
         5001 N. Second Street
         Rockford, IL 61125 USA

     12. WAIVER and MODIFICATIONS

     No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the parties. No written waiver shall excuse the performance of any act other than those specifically referred to therein and shall not be deemed or construed to be a waiver of such terms or conditions for the future or any subsequent breach thereof.

     13. MARKING

     Each party shall mark all products manufactured and distributed by it that to its knowledge incorporate inventions of the other party's patents licensed hereunder with identification, either by fixing thereon the word "patent" or the abbreviation "pat.", together with the number of the patent, or when, from the character of the article, this cannot be done, by fixing to it, or to the package wherein one or more of them is contained, a label containing a like notice.

     14. INVALID or UNENFORCEABLE

     If any provision or any separable portion of any provision of this Agreement is determined to be invalid or unenforceable, or is prohibited by the governing law as defined in Section 17, this Agreement shall be considered divisible as to such provision or such portion of any provision, and such provision or portion shall be inoperative and shall not be part of the consideration between the parties hereto. The remaining provisions and portions of this Agreement, however, shall be valid and binding and of like effect as though such invalid, unenforceable or prohibited provision or portion of provision was not included herein.

     15. NO JOINT VENTURE

     Nothing in this Agreement shall be construed to place the parties in the relationship of partners or joint venturers, and the parties shall have no power to obligate or bind the other in any manner whatsoever.

     16. HEADINGS

     Any headings and section titles are for the convenience of reference only and shall not define, limit, or extend the scope or intent of this Agreement or any provision thereof.

     17. GOVERNING LAW

     This agreement and its provisions and performance shall be interpreted and governed in accordance with the laws of the United States of America and the State of California, without reference to conflicts of laws provisions. The state and federal courts located in the County of Santa Clara or the Northern District of California will have exclusive jurisdiction over any action initiated by WGC involving disputes arising out of this Agreement. The state and federal courts located in the County of Winnebago or the Northern District of Illinois will have exclusive jurisdiction over any action initiated by CESI involving disputes arising out of this Agreement.

     18. ENTIRE AGREEMENT

     This Agreement is the sole and entire agreement and supersedes all previous agreements and understandings between the parties with respect to the subject matter hereof. Any modifications of, or amendments to this Agreement, shall be mutually agreed upon by the parties in writing.

     19. COUNTERPARTS

     This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same instruments.

     IN WITNESS THEREOF, the parties hereto have executed this Agreement this 19th day of December 2001.


     WITNESS:                            WOODWARD GOVERNOR COMPANY

      /s/ illegible                       /s/ illegible
     -------------------------------     -------------------------------


     WITNESS:                            CATALYTICA ENERGY SYSTEMS, INC.

      /s/ illegible                       /s/ illegible
     -------------------------------     -------------------------------

                                    EXHIBIT A

                           XONON MODULE PAYMENT TERMS


     1. DEFINITIONS

          (a) "Actual Shipments" means the time of first shipment, delivery or other transfer to a third party.

          (b) "Commercial Customer" means any customer other than a customer that is sold a Module Set at a price below the Commercial Price of the Module Set.

          (c) "Commercial Price" means the total net sales price of the sale of a Xonon Module Set for Commercial Service, less offsets, customary trade discounts, and freight allowances and refundable core charges.

          (d) "Commercial Service" means all module sets not used for developmental, research, or test purposes.

          (e) "Commercial Spare" means a Module Set sold as a spare Xonon Module Set for Commercial Service.

          (f) "Xonon Module Set" means the complete set of Xonon catalyst modules required to operate all combustion components on a single gas turbine.


     2. PAYMENTS

          (a) CESI will make payment to WGC calculated based on Actual Shipments to a Commercial Customer of Xonon Module Sets for Commercial Service or as a Commercial Spare at the following rates:

Gas Turbine Nameplate Rating                         Payment per Module Set
---------------------------------------------------------------------------
l MW < Rating < 15 MW                                         $5,000
l5MW < Rating < 60MW                                          $10,000
Rating > 60 MW                                                $15,000

          (b) The payments shall be due on a quarterly basis, except that the first payment period shall commence on the Effective Date and shall conclude at the end of the current calendar quarter. The payments due in relation to each payment period shall be due and be payable within forty-five (45) days from the conclusion of each payment period.

     3. STATEMENTS

          (a) CESI agrees to furnish a written report to WGC with each payment setting forth the number of Xonon Module Sets sold by or for CESI during the preceding Quarter and the payments due thereon and setting forth the number of Xonon Module Sets sold at Commercial Prices as Commercial Spares.

     4. AUDIT

          (a) CESI agrees to keep accurate records documenting the manufacture and sale of Xonon Module Sets so that the payments payable under the provisions of this Agreement may be determined. CESI also agrees to permit its records to be examined from time to time until one (1) year after the expiration of its obligation to pay royalties, at the sole expense of WGC, by a recognized Certified Public Accountant firm reasonably acceptable to CESI. The examination period should be at reasonable intervals, during business hours, to the extent necessary to verify the reports and payment required hereunder. The records shall be kept for a period of 5 years from the date of the transactions described herein.

                                    EXHIBIT B

                          [attached on following page]

                          SHORT-FORM PATENT ASSIGNMENT

     WHEREAS, Catalytica Energy Systems, Inc. ("Assignee"), having a place of business at 430 Ferguson Drive, Mountain view, California 94043-5272, desires to acquire right, title and interest from Woodward Governor Company ("Assignor"), having a place of business at 5001 N. Second Street, Rockford, Illinois 61125, to:

                              U.S. Patent 6,095,793
   (Dynamic control system and method for catalytic combustion process and gas turbine engine utilizing same)

                                (the "Patent");

     NOW, THEREFORE, for good and valuable consideration acknowledged by Assignor to have been received in full from Assignee:

     1. Assignor hereby assigns to Assignee all right, title and interest in and to (a) the Patent; (b) all rights to apply for foreign patents on the inventions described in the Patent, including all priority rights under all available international treaties, agreements and conventions for the protection of intellectual property; (c) every reissue or extension of the Patent; and (d) all causes of action and rights of recovery for past infringement of the Patent.

     2. Assignor shall cooperate with Assignee to enable Assignee to enjoy to the fullest extent the right, title and interest herein conveyed in the United States and foreign countries. Such cooperation by the Assignor will include prompt production of pertinent facts and documents, giving of testimony, execution of petitions, oaths, specifications, declarations or other papers, and other assistance all to the extent necessary or desirable (a) for perfecting in Assignee the right, title and interest herein conveyed; (b) for filing and prosecuting applications for reissuance of any Patent; (c) priority proceedings involving the Patent; and (d) for legal proceedings involving the Patent and any applications therefor and any patents granted thereon, including without limitation reissues and reexaminations, opposition proceedings, cancellation proceedings, priority contests, public use proceedings, infringement actions and court actions.

     3. The terms and covenants of this assignment shall inure to the benefit of Assignee, its successors, assigns and other legal representatives, and shall be binding upon the Assignor, its successors, assigns and other legal representatives.

     IN WITNESS WHEREOF, Assignor has executed and delivered this instrument to Assignee as of the date written below.

                                    ASSIGNOR

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------

                                    Date:
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

                                   EXHIBIT C

         Actions Required in Next 60 days for Maintenance of 793 Patent

     1. Due Date: January 11, 2002

        Hong Kong: If protection in Hong Kong desired, must file a Request to Record a Designated Patent Application based on EPO patent application number 99948302.7.

     2. Due Date: January 12, 2002

        European Patent Office (EPO): supplementary partial European search report issued indicating a Lack of Unity of Invention. Additional search fee required by January 12 if search is to be performed for the invention not searched.

                                   EXHIBIT D

              Issued CESI Patents and Pending Patent Applications

     Issued CESI Patent Numbers:  None
     --------------------------

     Pending Patent Application Numbers:  60/262,282
     ----------------------------------
                                          60/315,872